UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 4, 2006

ROKWADER, INC. (Exact name of registrant as specified in its charter)

Delaware	333-125314	73-1731755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23950 Craftsman Road, Calabasas, CA 91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(818) 224-3675

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 4, 2006, Rokwader, Inc. (the “Company”) borrowed from, and executed a promissory note to, its President, Yale Farar, for $27,000 pursuant to an Agreement to Advance Funds dated September 21, 2005 between Mr. Farar and the Company (the “Agreement”). The Agreement was executed in support of the Company’s ongoing initial registered public offering of its common stock pursuant to the Company’s registration statement on Form SB-2 (File No. 333-125314) that the Securities and Exchange Commission declared effective on November 2, 2005 (the “Registration Statement”).

The Company will use the funds received in connection with the most recent note to make payments for its expenses prior to the consummation of a business combination, to the extent such expenses are not deferred. Pursuant to the terms of the Agreement and the note, this loan is on an interest-free basis and payable only upon consummation of a merger transaction. Upon consummation of a business combination, the proceeds of the offering may be used to repay such loans or the Company may seek to have the other party to a consummated merger transaction complete the repayment of such loans from other funds. The note may be prepaid at any time, without premium or penalty. The note is immediately due and payable, without notice or demand, upon or at any time after the occurrence or existence of any one or more of the listed “Events of Default”, including failure to complete the offering contemplated by the Registration Statement prior to May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKWADER, INC.

Date: January 9, 2006	/s/ Yale Farar
Yale Farar, President (Principal Executive Officer)

Date: January 9, 2006	/s/ Mitchell W. Turk
Mitchell W. Turk, Chief Financial Officer (Principal Financial and Accounting Officer)